Exhibit n
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-146945 on Form N-2 of our report dated December 17, 2009, relating to the financial statements and financial highlights of Calamos Convertible Opportunities and Income Fund, appearing in the Annual Report on Form N-CSR for the year ended October 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 9, 2010